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                                                                    EXHIBIT 23.4


                   Consent of Independent Petroleum Engineers


         As independent petroleum engineers, we hereby consent to the incorporation by reference in this Registration Statement of our estimates of reserves, included in the Annual Report on Form 10-K of Parallel Petroleum Corporation for the fiscal year ended December 31, 2000, and to all references to our firm included in this Registration Statement.


                                           /s/ JOE C. NEAL & ASSOCIATES


Midland, Texas
August 6, 2001